CLASS R6 SHARES
EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED AS OF
MAY 1, 2016)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the Class
R6 Shares will consist of:

(i)
sales and
shareholder
servicing by
financial
intermediaries to the
following categories
of investors
(?Eligible
Investors?):

*
An
investor
participati
ng in a
wrap
program or
other fee-
based
program
sponsored
by a
financial
intermedia
ry;
*
An
investor
participati
ng in a no-
load
network or
platform
sponsored
by a
financial
intermedia
ry where
Federated
has
entered
into an
agreement
with the
intermedia
ry;
*
A
trustee/dir
ector,
employee
or former
employee
of the
Fund, the
Adviser,
the
Distributor
and their
affiliates;
an
immediate
family
member of
these
individuals
, or a trust,
pension or
profit-
sharing
plan for
these
individuals
;
*
An
employer-
sponsored
retirement
plan;
*
A trust
institution
investing
on behalf
of its trust
customers;
*
An
investor,
other than
a natural
person,
purchasing
Shares
directly
from the
Fund;
*
A
Federated
Fund;
*
An
investor
(including
a natural
person)
who
acquired
R6 Shares
pursuant to
the terms
of an
agreement
and plan
of
reorganiza
tion which
permits the
investor to
acquire
such
Shares;
and
*
In
connection
with an
acquisition
of an
investment
manageme
nt or
advisory
business,
or related
investment
services,
products
or assets,
by
Federated
or its
investment
advisory
subsidiarie
s, an
investor
(including
a natural
person)
who (1)
becomes a
client of
an
investment
advisory
subsidiary
of
Federated
or (2) is a
shareholde
r or
interest
holder of a
pooled
investment
vehicle or
product
that
becomes
advised or
subadvised
by a
Federated
investment
advisory
subsidiary
as a result
of such an
acquisition
other than
as a result
of a fund
reorganiza
tion
transaction
pursuant to
an
agreement
and plan
of
reorganiza
tion.

In connection with this
arrangement, Class R6
Shares will bear the
following fees and
expenses:

Fees and Expenses
Maximum Amount Allocated R6 Shares
Sales Load
None
Contingent Deferred
Sales Charge ("CDSC")
None
Shareholder Service Fee
None
Redemption Fee
None
12b-1 Fee
None
Other Expenses
Itemized expenses incurred by
 the Fund with respect to holders of Class
R6 Shares.

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-
3, Class R6 Shares have
the following conversion
rights and exchange
privileges at the election
of the shareholder:

Conversion Rights:
None
Exchange Privileges:
Class R6 Shares may be exchanged
 for Shares of any other Federated
 fund
or share class that does not
have a stated sales charge or
a contingent
deferred sales charge, except
Federated Government Reserves Fund.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
after the payment of any
redemption fees to the
Fund.  Exchanges to any
other Class shall be
treated in the same
manner as a redemption
and purchase.

?
SCHEDULE OF
FUNDS
OFFERING CLASS R6
SHARES

The Funds set forth on
this Schedule each offer
Class R6 Shares on the
terms set forth in the
Class R6 Shares Exhibit
to the Multiple Class
Plan.

Multiple Class Company
  Series

Federated Equity Funds
  Federated Clover Small Value Fund
  Federated InterContinental Fund
  Federated Kaufmann Large Cap Fund
  Federated Strategic Value Dividend Fund
  Federated International Strategic Income Fund
  Federated InterContinental Fund
  Federated MDT Mid Cap Growth Strategies Fund

Federated Global Allocation Fund

Federated High Yield Trust

Federated Income Securities Trust
Federated Floating Rate Strategic Income Fund

Federated Index Trust
Federated Mid-Cap Index Fund

Federated Institutional Trust
Federated Government Ultrashort Duration Fund
Federated Institutional High Yield Bond Fund
Federated Short-Intermediate Total Return Bond Fund
Federated Short-Term Income Fund

Federated Investment Series Funds,  Inc.
Federated Bond Fund

Federated MDT Series
Federated MDT Small Cap Core Fund
Federated MDT Small Cap Growth Fund
Federated MDT All Cap Core Fund
Federated MDT Balanced Fund

Federated MDT Stock Trust

Federated Total Return Government Bond Fund

Federated Total Return Series, Inc.
  Federated Total Return Bond Fund

Federated World Investment Series, Inc.

  Federated International Leaders Fund